Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PolyOne Announces Fourth Quarter and Full Year 2010 Results
Fourth Quarter Results
•	Earnings per share of $1.00 versus $0.22 in prior year fourth quarter

•	Excluding special items and tax adjustments in both periods, earnings per share improve 55% to $0.17 from $0.11 in prior year fourth quarter

•	All three strategic platforms record double digit revenue growth versus prior year fourth quarter
Full Year Results
•	Revenues increase 27% to $2.6 billion versus full year 2009

•	Earnings per share of $1.69 versus $0.53 in prior year

•	Excluding special items and tax adjustments in both periods, full year earnings per share grew 252% to $0.88 from $0.25 in the prior year

•	Record-breaking year completed and double digit EPS expansion expected in 2011, excluding special items
CLEVELAND — February 3, 2011 — PolyOne Corporation (NYSE: POL) today reported revenues of $617.8 million for the fourth quarter of 2010, a 12% increase compared to revenues of $552.5 million in the fourth quarter of 2009. Consolidated revenue growth was driven by a 6% increase in volume and higher selling prices principally associated with raw material cost increases.
Diluted earnings per share totaled $1.00 in the fourth quarter of 2010, compared to $0.22 per diluted share in the fourth quarter of 2009. Excluding special items and one-time tax adjustments in both periods, earnings per share increased to $0.17 per diluted share for the fourth quarter of 2010 compared with $0.11 per diluted share recorded in the fourth quarter of 2009.

Full year revenues in 2010 increased 27% to $2.6 billion, compared to $2.1 billion in the prior year. Diluted earnings per share totaled $1.69 for the full year 2010, compared to $0.53 per diluted share in 2009. Excluding special items and one-time tax adjustments in both periods, earnings per share increased to $0.88 per diluted share for full year 2010 compared with $0.25 per diluted share recorded in the prior year.
“I am pleased with our fourth quarter results as each of our three strategic platforms recorded double digit revenue growth, and earnings per share, excluding special items and tax adjustments, expanded 55% over prior year levels,” said Stephen D. Newlin, chairman, president and chief executive officer. “These quarterly results mark the completion of a record-breaking year, and illustrate the progress we have made in transforming PolyOne.”
Newlin added, “For the full year, both our Specialty Platform and PolyOne Distribution achieved record levels of operating income and profitability, while operating margins in Performance Products and Solutions reached a new record return on sales of 7.0%.”
“Our balance sheet has never been stronger as we ended the year with $378 million in cash, $506 million of liquidity and a net debt to EBITDA ratio of 0.5 times,” added Robert M. Patterson, executive vice president and chief financial officer. “We are using this cash to further reposition our portfolio of assets to drive additional specialty growth, and in the last four months, we have acquired two Specialty platform businesses in Brazil.”
In January 2011, the Company acquired Uniplen, a Brazilian specialty engineered materials and thermoplastics distribution business with annual revenues of $34 million. When combined with Polimaster, the Brazilian color business acquired in October 2010, the Company has firmly established specialty engineered materials, color masterbatch and distribution capabilities in this attractive growing market.
Included in the results for the fourth quarter of 2010 are pre-tax special items netting to $5.5 million ($2.9 million after tax), primarily related to the Company’s $16.3 million gain on the sale of its BayOne joint venture investment, offset by environmental remediation costs. The Company also recorded $78.2 million of favorable tax adjustments primarily related to the reversal of its U.S. deferred tax asset valuation allowance. During the fourth quarter of 2009, the Company recorded charges of $1.9 million ($0.8 million after tax), primarily related to expenses associated with environmental remediation and previously announced restructuring actions, net of asset sale gains.

The chart below provides a comparison of fourth quarter 2010 results with the fourth quarter of 2009, showing the impact of special items and the above-mentioned tax matters:
In millions (except per share amounts)

	Q4 2010	EPS	Q4 2009	EPS
Net Income	$97.5	$1.00	$20.8	$0.22

Special items, after tax	(2.9)	(0.03)	0.8	0.01
Tax adjustments	(78.2)	(0.80)	(10.8)	(0.12)

	$16.4	$0.17	$10.8	$0.11
“During the fourth quarter we reversed the remainder of our U.S. deferred tax asset valuation allowance initially recorded during the fourth quarter of 2008,” added Patterson. “With the significant profitability improvements we have achieved and a bright outlook for the future, we fully expect to realize the benefit of these assets.”
Outlook Update
“Our focus on transforming PolyOne into a specialty company is unwavering,” said Newlin about the Company’s strategy and outlook. “Over the last four years, we have made significant progress in overhauling our commercial philosophy, strengthening our leadership team, and monetizing non-core investments. We have also enhanced operational excellence using lean six sigma and expanded our geographic footprint. We have instilled a culture of discipline and radically shifted the earnings profile of our company which is reflected in the numerous record breaking performances delivered during 2010.”
Newlin continued, “It is important for investors to understand that the PolyOne story is far from over. We view the past several quarters of success as just the beginning of a multi-year improvement in revenue, profit margin, and earnings per share. We expect double digit EPS expansion in 2011, and we are well on our way to meeting or exceeding our aggressive 2012 financial targets.”

The table below highlights the Company’s operating margin expansion progress since 2006 and against its 2012 targets:
Operating Income Expansion

			Target
	2006	2010	2012
Operating Income % of Sales
Specialty Platform	1.5%	8.4%	10% - 12%
Performance Products and Solutions	5.5%	7.0%	8% - 10%
PolyOne Distribution	2.6%	4.6%	4% - 5%

Specialty Platform % of Operating Income	6.4%	43.2%	> 50%
# # #
Fourth Quarter Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Thursday, February 3, 2011. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), pass code 13251843, conference topic: Fourth Quarter PolyOne Earnings Conference Call. The replay will be available for two weeks, beginning at 12:00 p.m. ET, February 3, 2011 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 18086782.
About PolyOne
PolyOne Corporation, with 2010 revenues of $2.6 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.
To access PolyOne’s news library online, please visit www.polyone.com/news
Investor Relations Contact:
Joseph P. Kelley
Vice President Planning & Investor Relations
PolyOne Corporation
+1 440-930-3502
joseph.kelley@polyone.com
Media Contact:
Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
Supplemental Information
Summary of Consolidated Operating Results (Unaudited)
Fourth Quarter 2010
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
Operating results:	2010	2009	2010	2009
Sales	$617.8	$552.5	$2,621.9	$2,060.7

Operating income	37.1	22.4	174.3	80.1

Net income	97.5	20.8	162.6	49.5

Basic earnings per share	$1.04	$0.22	$1.75	$0.54

Diluted earnings per share	$1.00	$0.22	$1.69	$0.53

Total basic and diluted per share impact of special items (1)	$0.03	$(0.01)	$(0.15)	$0.04

	Three Months Ended		Year Ended
	December 31,		December 31,
Special items (1):	2010	2009	2010	2009
Cost of sales
Employee separation and plant phaseout costs	$(0.9)	$(1.2)	$(2.0)	$(24.4)
Insurance settlement	2.3	—	16.7	23.9
Environmental remediation costs	(10.3)	(3.4)	(20.5)	(11.7)

Impact on cost of sales	(8.9)	(4.6)	(5.8)	(12.2)

Selling and administrative
Employee separation and plant phaseout costs	(0.3)	(0.8)	(1.1)	(2.8)
Legal	(1.6)	(0.1)	(2.2)	(0.3)
Curtailment gain	—	0.8	—	21.9

Impact on selling and administrative	(1.9)	(0.1)	(3.3)	18.8

Gain on sale related to investment in equity affiliates	16.3	2.8	16.3	2.8

Adjustment to impairment of goodwill	—	—	—	(5.0)

Impact on operating income	5.5	(1.9)	7.2	4.4

Debt extinguishment costs	(0.1)	—	(29.5)	—
Gain on sale of investment in O’Sullivan	0.1	—	0.5	—

Impact on income before income taxes	5.5	(1.9)	(21.8)	4.4

Income tax (expense) benefit on special items	(2.6)	1.1	7.6	(1.1)

Impact of special items on net income	$2.9	$(0.8)	$(14.2)	$3.3

Basic impact per common share	$0.03	$(0.01)	$(0.15)	$0.04

Diluted impact per common share	$0.03	$(0.01)	$(0.15)	$0.04

Weighted average shares used to compute earnings per share:
Basic	93.7	92.5	93.1	92.4
Diluted	97.4	94.4	96.0	93.4

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 2
PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Sales	$617.8	$552.5	$2,621.9	$2,060.7

Cost of sales	530.3	468.0	2,193.0	1,738.5

Gross margin	87.5	84.5	428.9	322.2
Selling and administrative	72.6	68.7	296.6	272.3
Adjustment to impairment of goodwill	—	—	—	5.0
Income from equity affiliates	22.2	6.6	42.0	35.2

Operating income	37.1	22.4	174.3	80.1
Interest expense, net	(8.3)	(8.2)	(31.5)	(34.3)
Debt extinguishment costs	(0.1)	—	(29.5)	—
Other expense, net	(0.1)	(1.1)	(2.3)	(9.6)

Income before income taxes	28.6	13.1	111.0	36.2
Income tax benefit	68.9	7.7	51.6	13.3

Net income	$97.5	$20.8	$162.6	$49.5

Earnings per common share:
Basic earnings	$1.04	$0.22	$1.75	$0.54
Diluted earnings	$1.00	$0.22	$1.69	$0.53

Weighted-average shares used to compute earnings per share:
Basic	93.7	92.5	93.1	92.4
Diluted	97.4	94.4	96.0	93.4

Equity affiliates earnings recorded by PolyOne:
SunBelt	$5.5	$3.1	$23.1	$29.7
Other equity affiliates	16.7	3.5	18.9	5.5

Income from equity affiliates	$22.2	$6.6	$42.0	$35.2

Attachment 3
PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)
	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$378.1	$222.7
Accounts receivable, net	294.5	274.4
Inventories	211.3	183.7
Other current assets	55.1	38.0

Total current assets	939.0	718.8
Property, net	374.4	392.4
Investment in equity affiliates and nonconsolidated subsidiary	2.7	5.8
Goodwill	164.1	163.5
Other intangible assets, net	67.8	71.7
Deferred income tax assets	59.7	8.1
Other non-current assets	64.2	55.7

Total assets	$1,671.9	$1,416.0

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$20.0	$19.9
Short-term debt	—	0.5
Accounts payable	269.0	238.3
Accrued expenses and other liabilities	145.8	117.0

Total current liabilities	434.8	375.7
Long-term debt	432.9	389.2
Postretirement benefits other than pensions	19.4	21.8
Pension benefits	154.5	173.0
Other non-current liabilities	114.3	98.6
Shareholders’ equity	516.0	357.7

Total liabilities and shareholders’ equity	$1,671.9	$1,416.0

Attachment 4
PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating Activities
Net income	$97.5	$20.8	$162.6	$49.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13.7	15.0	55.2	64.8
Deferred income tax (benefit) provision	(73.5)	(3.5)	(69.4)	5.9
Debt extinguishment costs	0.1	—	27.8	—
Provision for doubtful accounts	0.5	0.3	2.5	3.3
Stock compensation expense	1.2	0.4	4.4	2.6
Adjustment to impairment of goodwill	—	—	—	5.0
Asset write-downs and impairment charges, net of gain on sale of assets	—	(4.0)	0.4	3.7
Companies carried at equity:
Income from equity affiliates	(22.2)	(6.6)	(42.0)	(35.2)
Dividends and distributions received	12.6	8.9	24.2	36.5
Change in assets and liabilities, net of acquisition:
Decrease (increase) in accounts receivable	53.1	21.5	(24.9)	1.3
Decrease (increase) in inventories	22.6	2.4	(29.2)	57.4
(Decrease) increase in accounts payable	(41.2)	(21.5)	31.9	76.3
Decrease in sale of accounts receivable	—	—	—	(14.2)
Decrease in accrued expenses and other	(6.0)	(20.9)	(2.7)	(27.2)

Net cash provided by operating activities	58.4	12.8	140.8	229.7

Investing Activities
Capital expenditures	(20.6)	(15.8)	(39.5)	(31.7)
Business acquisitions and related deposits, net of cash acquired	(3.3)	(11.5)	(3.3)	(11.5)
Proceeds from sale of equity affiliate and other assets	33.3	17.0	41.1	17.0

Net cash provided (used) by investing activities	9.4	(10.3)	(1.7)	(26.2)

Financing Activities
Change in short-term debt	—	(0.2)	(0.4)	(5.7)
Issuance of long-term debt, net of debt issuance cost	—	—	353.6	—
Repayment of long-term debt	(1.1)	(20.0)	(317.1)	(20.0)
Payment of debt extinguishment costs	(0.1)	—	(27.8)	—
Proceeds from exercise of stock options	3.5	—	7.4	—

Net cash provided (used) by financing activities	2.3	(20.2)	15.7	(25.7)

Effect of exchange rate changes on cash	0.1	(0.6)	0.6	0.6

Increase (decrease) in cash and cash equivalents	70.2	(18.3)	155.4	178.4
Cash and cash equivalents at beginning of period	307.9	241.0	222.7	44.3

Cash and cash equivalents at end of period	$378.1	$222.7	$378.1	$222.7

Attachment 5
Business Segment and Platform Operations (Unaudited)
(In millions)
Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Sales:
Global Specialty Engineered Materials	$126.7	$112.8	$517.4	$402.9
Global Color, Additives and Inks	124.2	115.1	527.4	459.8

Specialty Platform	250.9	227.9	1,044.8	862.7
Performance Products and Solutions	175.9	157.7	776.3	667.7
PolyOne Distribution	216.2	190.0	911.9	625.1
Corporate and eliminations	(25.2)	(23.1)	(111.1)	(94.8)

Sales	$617.8	$552.5	$2,621.9	$2,060.7

Gross margin:
Global Specialty Engineered Materials	$29.1	$25.8	$121.0	$86.2
Global Color, Additives and Inks	29.5	28.2	124.4	104.5

Specialty Platform	58.6	54.0	245.4	190.7
Performance Products and Solutions	18.2	18.5	103.9	83.1
PolyOne Distribution	20.3	18.5	87.2	62.2
Corporate and eliminations	(9.6)	(6.5)	(7.6)	(13.8)

Gross margin	$87.5	$84.5	$428.9	$322.2

Selling and administrative:
Global Specialty Engineered Materials	$(17.7)	$(17.5)	$(71.3)	$(65.6)
Global Color, Additives and Inks	(22.7)	(20.7)	(89.3)	(81.5)

Specialty Platform	(40.4)	(38.2)	(160.6)	(147.1)
Performance Products and Solutions	(11.8)	(11.7)	(49.9)	(50.5)
PolyOne Distribution	(10.7)	(9.0)	(45.2)	(37.4)
SunBelt Joint Venture	(1.0)	(1.1)	(4.2)	(4.2)
Corporate and eliminations	(8.7)	(8.7)	(36.7)	(33.1)

Selling and administrative	$(72.6)	$(68.7)	$(296.6)	$(272.3)

Operating income:
Global Specialty Engineered Materials	$11.4	$8.3	$49.7	$20.6
Global Color, Additives and Inks	7.2	8.2	37.7	25.2

Specialty Platform	18.6	16.5	87.4	45.8
Performance Products and Solutions	6.4	6.8	54.0	33.1
PolyOne Distribution	9.6	9.5	42.0	24.8
SunBelt Joint Venture	4.5	2.0	18.9	25.5
Corporate and eliminations	(2.0)	(12.4)	(28.0)	(49.1)

Operating income	$37.1	$22.4	$174.3	$80.1

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 6
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)
Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation to Consolidated Statements of Operations	2010	2009	2010	2009
Sales	$617.8	$552.5	$2,621.9	$2,060.7

Gross margin before special items	$96.4	$89.1	$434.7	$334.4
Special items in gross margin	(8.9)	(4.6)	(5.8)	(12.2)

Gross margin	$87.5	$84.5	$428.9	$322.2

Gross margin before special items as a percent of sales	15.6%	16.1%	16.6%	16.2%

Operating income before special items	$31.6	$24.3	$167.1	$75.7
Special items in operating income	5.5	(1.9)	7.2	4.4

Operating income	$37.1	$22.4	$174.3	$80.1

Senior management uses comparisons of net income (loss) and basic and diluted earnings (loss) per share (EPS) before special items, tax gain and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Three Months Ended
	December 31, 2010		December 31, 2009
Reconciliation to Consolidated Statements of Operations	$	EPS	$	EPS
Net income	$97.5	$1.00	$20.8	$0.22
Special items, after-tax (attachment 1)	(2.9)	(0.03)	0.8	0.01
Tax (a)	(78.2)	(0.80)	(10.8)	(0.12)
Non-recurring items, after tax	—	—	—	—

	$16.4	$0.17	$10.8	$0.11

	Year Ended		Year Ended
	December 31, 2010		December 31, 2009
Reconciliation to Consolidated Statements of Operations	$	EPS	$	EPS
Net income	$162.6	$1.69	$49.5	$0.53
Special items, after-tax (attachment 1)	14.2	0.15	(3.3)	(0.04)
Tax (a)	(88.3)	(0.91)	(23.1)	(0.24)
Non-recurring items, after tax	(4.5)	(0.05)	—	—

	$84.0	$0.88	$23.1	$0.25

(a)	Net tax (benefit) loss from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets
Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation to Consolidated Statements of Cash Flows	2010	2009	2010	2009
Net cash provided by operating activities	$58.4	$12.8	$140.8	$229.7
Net cash provided (used) by investing activities	9.4	(10.3)	(1.7)	(26.2)
Decrease in sale of accounts receivable	—	—	—	14.2

Free cash flow	$67.8	$2.5	$139.1	$217.7

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	(Unaudited)
	December 31,	December 31,
Reconciliation to Condensed Consolidated Balance Sheets	2010	2009
Current portion of long-term debt	$20.0	$19.9
Long-term debt	432.9	389.2
SunBelt guarantee	42.7	48.8
Less cash and cash equivalents	(378.1)	(222.7)

Net debt	$117.5	$235.2